Exhibit 10.3

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of May 23, 2015 (this “Agreement”), is by and among Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband”), Liberty Interactive Corporation, a Delaware corporation (“Liberty Interactive”), Charter Communications, Inc. (“Parent”), CCH I, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“New Charter”) and Nina Corporation I, Inc., a Delaware corporation (“Merger Subsidiary One”).

WHEREAS, Parent, New Charter and Merger Subsidiary One are concurrently entering into the Mergers Agreement with Time Warner Cable Inc., a Delaware corporation (the “Company”), Nina Company II, LLC, a Delaware limited liability and a wholly owned direct subsidiary of New Charter (“Merger Subsidiary Two”), and Nina Company III, LLC, a Delaware limited liability and a wholly owned direct subsidiary of Nina Company II, LLC (“Merger Subsidiary Three”), pursuant to which, among other things, (i) New Charter will convert to a Delaware corporation, (ii) following the Exchange contemplated by this Agreement, Merger Subsidiary One will merge with and into the Company, with the Company continuing as the surviving corporation, (iii) the Company Surviving Corporation will merge with and into Merger Subsidiary Two, with Merger Subsidiary Two continuing as the surviving company, and (iv) Parent will merge with and into Merger Subsidiary Three, with Merger Subsidiary Three continuing as the surviving company.

WHEREAS, each of Liberty Broadband and Liberty Interactive Beneficially Owns outstanding shares of Company Stock (such shares owned by Liberty Broadband and Liberty Interactive, the “LBC TWC Shares” and “LIC TWC Shares,” respectively, and together, the “Liberty TWC Shares”) and upon completion of the Exchange is expected to Beneficially Own shares of Merger Subsidiary One Common Stock (such shares received by Liberty Broadband and Liberty Interactive in the Exchange, the “LBC Exchange Shares” and the “LIC Exchange Shares,” respectively, and together, the “Exchange Shares”).

WHEREAS, Liberty TWC Shares not subject to the Exchange shall be treated in the same manner as all other outstanding shares of Company Stock are treated pursuant to the Mergers Agreement.

WHEREAS, as a result of transactions contemplated by the Mergers Agreement, the Exchange Shares will be converted into an equal number of shares of Company Surviving Corporation Stock (the “Liberty Company Surviving Corporation Shares”) at the First Company Merger Effective Time, and the Liberty Company Surviving Corporation Shares shall be converted into an equal number of shares of New Charter Common Stock at the Second Company Merger Effective Time, such that there is an effective exchange rate resulting in one share of New Charter Common Stock for each Liberty TWC Share so exchanged in the Exchange.

WHEREAS, terms used but not defined herein have the meanings ascribed to them in the Mergers Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, each of the parties hereby agree as follows:

1.                                      CERTAIN DEFINITIONS.

As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

“Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rules.  For purposes of this Agreement, (i) shares of common stock issuable upon exercise of any convertible security will not be deemed Beneficially Owned until such shares are issued and outstanding following the exercise, conversion or exchange of such convertible security and (ii) neither Liberty Broadband nor Liberty Interactive will be deemed to have Beneficial Ownership of any Equity Security Beneficially Owned by the other.

“Equity Security” means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements of any character to acquire common stock, preferred stock or other capital stock.

“Exchange Time” means the time immediately preceding the First Company Merger Effective Time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“LBC Allocated Shares” means the number of shares of Company Stock allocated to Liberty Broadband pursuant to a Reallocation Election.

“LBC Excess Shares” means the number of LBC TWC Shares that exceeds the LBC TWC Share Range.

“LBC Exchangeable TWC Shares” means the LBC TWC Shares other than the LBC Excess Shares.

“LBC TWC Share Range” means a number of LBC TWC Shares greater than or equal to the number of LBC Current TWC Shares but less than or equal to 110% of the number of LBC Current TWC Shares, subject to reduction, on a one-for-one basis, by the number of LIC Allocated Shares in the event of an applicable Reallocation Election.

“LIC Allocated Shares” means the number of shares of Company Stock allocated to Liberty Interactive pursuant to a Reallocation Election.

“LIC Excess Shares” means the number of LIC TWC Shares that exceeds the LIC TWC Share Range.

“LIC Exchangeable TWC Shares” means the LIC TWC Shares other than the LIC Excess Shares.

“LIC TWC Share Range” means a number of LIC TWC Shares greater than or equal to the number of LIC Current TWC Shares but less than or equal to 110% of the number of LIC Current TWC Shares, subject to reduction, on a one-for-one basis, by the number of LBC Allocated Shares in the event of an applicable Reallocation Election.

“Mergers Agreement” means the Agreement and Plan of Mergers, dated as of May 23, 2015, among TWC, Parent, New Charter, Merger Subsidiary One, Merger Subsidiary Two and Merger Subsidiary Three.

“Merger Subsidiary One Common Stock” means the common stock of Merger Subsidiary One.

“Reallocation Election” means, to the extent that Liberty Broadband or Liberty Interactive, determine to acquire a number of shares of Company Stock in excess of the LBC Current TWC Shares or the LIC Current TWC Shares, as the case may be, prior to the Exchange Time, either party may elect to reduce the total number of shares of Company Stock it may exchange hereunder to allow the other party to exchange such additional shares of Company Stock so acquired; provided, that in no event shall a Reallocation Election result in a number of shares of Company Stock exchangeable hereunder exceeding 110% of the sum of the total number of LBC Current TWC Shares and LIC Current TWC Shares.

2.                                      EXCHANGE OF LBC EXCHANGEABLE TWC SHARES AND LIC EXCHANGEABLE TWC SHARES AND RELATED MATTERS.

(a)                                 Exchange.

(i)                                     At the Exchange Time, (i) Liberty Broadband shall assign, transfer, convey and deliver to Merger Subsidiary One, and Merger Subsidiary One shall accept and acquire from Liberty Broadband, all LBC Exchangeable TWC Shares Beneficially Owned by Liberty Broadband (free and clear of all Liens, other than those created by Merger Subsidiary One or arising under federal securities laws), and (ii) Merger Subsidiary One shall issue and deliver to Liberty Broadband, and Liberty Broadband shall accept and acquire from Merger Subsidiary One, for each such LBC Exchangeable TWC Share assigned, transferred, conveyed and delivered to Merger Subsidiary One, one LBC Exchange Share (free and clear of all Liens, other than those created by Liberty Broadband or arising under federal securities laws) (the “LBC Exchange”).

(ii)                                  At the Exchange Time, (i) Liberty Interactive shall assign, transfer, convey and deliver to Merger Subsidiary One, and Merger Subsidiary One shall accept and acquire from Liberty Interactive, all LIC Exchangeable TWC Shares Beneficially Owned by Liberty Interactive (free and clear of all Liens, other than those created by Merger Subsidiary One or arising under federal securities laws), and (ii) Merger

Subsidiary One shall issue and deliver to Liberty Interactive, and Liberty Interactive shall accept and acquire from Merger Subsidiary One, for each such LIC Exchangeable TWC Share assigned, transferred, conveyed and delivered to Merger Subsidiary One, one LIC Exchange Share (free and clear of all Liens, other than those created by Liberty Interactive or arising under federal securities laws) (together with the LBC Exchange, the “Exchange”).

(iii)                               All LBC Excess Shares and all LIC Excess Shares shall be treated in the same manner as all other outstanding shares of Company Stock are treated pursuant to the Mergers Agreement (other than those subject to the Exchange).

(b)                                 Exchange of Shares.  To effect the Exchange at the Exchange Time, the exchange of evidence of shares in book-entry form representing LBC Exchangeable TWC Shares and LIC Exchangeable TWC Shares Beneficially Owned by Liberty Broadband and Liberty Interactive, respectively, for evidence of shares in book-entry form representing the LBC Exchange Shares and the LIC Exchange Shares, respectively, and the related actions thereto, shall be completed by the Exchange Agent (as if immediately prior to the First Company Merger Effective Time) in accordance with the Mergers Agreement. The parties acknowledge and agree that, following the completion of the transactions contemplated by the Mergers Agreement, the New Charter Common Stock to be received for the Exchange Shares will be held through The Depository Trust Company and the applicable brokerage accounts designated in writing by Liberty Broadband and Liberty Interactive.

3.                                      REPRESENTATIONS AND WARRANTIES OF LIBERTY BROADBAND AND LIBERTY INTERACTIVE.

Each of Liberty Broadband and Liberty Interactive hereby represents and warrants as to itself that:

(a)                                 Authority for this Agreement.  The execution and delivery of this Agreement by or on behalf of such party and the consummation by such party of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to such party, (ii) will not violate or constitute a breach or default under any material agreement by which such party may be bound, and (iii) except as set forth on Schedule 3(a), will not require the consent of or any notice to or other filing with any third party, including any Governmental Authority.  Such party has all requisite capacity, power and authority to enter into and perform this Agreement.  This Agreement has been duly and validly executed and delivered by such party and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, this Agreement constitutes a legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(b)                                 Ownership of Shares.  As of the date hereof and at the time of the Exchange, Liberty Broadband will be the Beneficial Owner of the LBC Exchangeable TWC Shares and

Liberty Interactive will be the Beneficial Owner of the LIC Exchangeable TWC Shares, in each case, free and clear of all Liens (except for those created by Liberty Broadband or Liberty Interactive, as the case may be) and any restrictions on transfer under applicable federal and state securities laws.  As of the date hereof, Liberty Broadband is the Beneficial Owner of 2,364,956 shares of Company Stock (“LBC Current TWC Shares”) and Liberty Interactive is the Beneficial Owner of 5,358,401 shares of Company Stock (“LIC Current TWC Shares”).  Except as set forth on Schedule 3(b)-1, there are no outstanding options, warrants or rights to purchase or acquire any shares of Liberty TWC Shares. Liberty Broadband has the sole power of disposition with respect to its LBC Exchangeable TWC Shares and Liberty Interactive has the sole power of disposition with respect to its LIC Exchangeable TWC Shares, in each case, with no restrictions (other than any restrictions on transfer under applicable federal and state securities laws and as indicated on Schedule 3(b)-2).  Except for the LBC Exchangeable TWC Shares and the LBC Excess Shares, on the one hand, and the LIC Exchangeable TWC Shares and the LIC Excess Shares, on the other hand, as of the date hereof, neither Liberty Broadband nor Liberty Interactive, respectively, Beneficially Owns or owns of record (i) any other shares of Company Stock, (ii) any shares of Merger Subsidiary One Common Stock or (iii) any securities that are convertible into or exercisable or exchangeable for Company Stock.

4.                                      REPRESENTATIONS AND WARRANTIES OF PARENT, NEW CHARTER AND MERGER SUBSIDIARY ONE.

(a)                                 Each of Parent, New Charter and Merger Subsidiary One represents and warrants that each of Parent, New Charter and Merger Subsidiary One is a corporation or limited liability company, in the case of New Charter, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent, New Charter and Merger Subsidiary One and the consummation by Parent, New Charter and Merger Subsidiary One of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to Parent, New Charter or Merger Subsidiary One, (ii) will not violate or constitute a breach or default under any material agreement by which Parent, New Charter or Merger Subsidiary One may be bound, (iii) except as set forth on Schedule 4(a), will not require the consent of or any notice or other filing with any third party, including any Governmental Authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of Parent, New Charter or Merger Subsidiary One (other than the Parent Stockholder Approval) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent, New Charter and Merger Subsidiary One and, assuming it has been duly and validly authorized, executed and delivered by Liberty Broadband and Liberty Interactive, constitutes a legal, valid and binding obligation of Parent, New Charter and Merger Subsidiary One enforceable against Parent, New Charter and Merger Subsidiary One, respectively, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(b)                                 Merger Subsidiary One represents and warrants that it has a sufficient number of shares of Merger Subsidiary One Common Stock authorized and reserved for issuance to effect the issuance of the Exchange Shares pursuant to the Exchange.

(c)                                  Since the date of its incorporation, Merger Subsidiary One has not engaged in any activities other than in connection with or as contemplated by the Mergers Agreement or this Agreement. Immediately prior to the Exchange, Merger Subsidiary One shall have no shares of capital stock or securities outstanding, no liabilities and no assets other than, in each case, pursuant to the Mergers Agreement and this Agreement and the transactions contemplated thereby and hereby.

5.                                      COVENANTS.

(a)                                 In the event that any issuance of shares pursuant to this Agreement would violate any rules or regulations of any governmental or regulatory agency having jurisdiction or any other material law, rule, regulation, order, judgment or decree applicable to the parties hereto (including any of the parties respective Subsidiaries or any of the parties’ respective properties and assets), then each party hereto hereby agrees (i) to cooperate with and assist the other in filing such applications and giving such notices, (ii) to use their respective reasonable best efforts to obtain, and to assist the other in obtaining, such consents, approvals and waivers, and (iii) to take such other actions, including supplying all information necessary for any filing, as any affected party may reasonably request, all as and to the extent necessary or advisable so that the consummation of such sale will not constitute or result in such a violation.

(b)                                 Each party hereto hereby further agrees that it shall not take any action or enter into any agreement restricting or limiting in any material respect its ability to timely and fully to perform all of its material obligations under this Agreement.

(c)                                  The Boards of Directors of Parent and New Charter shall take such action as is necessary to cause the exemption of the acquisition of the LBC Exchange Shares (and the New Charter Common Stock to be received therefor) by Liberty Broadband and the LIC Exchange Shares (and the New Charter Common Stock to be received therefor) by Liberty Interactive from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated under the Exchange Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

(d)                                 Parent, New Charter and Merger Subsidiary One each covenant and agree not to amend, waive or modify, in any material respect, (i) any provision of the Mergers Agreement (A) that is reasonably likely to result in a reduction to the number of Liberty Company Surviving Corporation Shares into which the Exchange Shares shall be converted, or to the number of shares of New Charter Common Stock into which such Liberty Company Surviving Corporation Shares shall be converted, under the terms of the Mergers Agreement, or (B) that is reasonably likely to affect the Intended Tax Treatment, or (ii) Section 9.02(b) of the Mergers Agreement, in each case, without the prior written consent of Liberty Broadband and Liberty Interactive.

(e)                                  Liberty Broadband shall ensure that it is the Beneficial Owner of a number of LBC Exchangeable TWC Shares immediately prior to the Exchange equal to no less than 99% of the number of LBC Current TWC Shares, and Liberty Interactive shall ensure that it is the Beneficial Owner of a number of LIC Exchangeable TWC Shares immediately prior to the Exchange equal to no less than 99% of the number of LIC Current TWC Shares.

6.                                      CONDITIONS TO THE EXCHANGE.

The obligations of the parties to complete the transactions contemplated under this Agreement are conditioned upon the each condition set forth in Sections 9.01, 9.02 and 9.03 of the Mergers Agreement being satisfied, waived (subject to Section 5(d)) or capable of being satisfied concurrently with the closing of the Mergers Agreement.

7.                                      TERM; TERMINATION.

This Agreement shall terminate automatically, without further action of the parties hereto if the Mergers Agreement is terminated in accordance with its terms prior to the Closing.  This Agreement shall be terminable by Liberty Broadband and Liberty Interactive, on the one hand, or Parent, New Charter and Merger Sub, on the other hand, upon a material breach of any representation or warranty or material failure to perform any covenant or agreement on the part of the other set forth in this Agreement shall have occurred (for the avoidance of doubt, a breach of the covenant set forth in Section 5(d) shall be deemed to be material).

8.                                      MISCELLANEOUS.

(a)                                 Remedies. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled, and each party hereby consents, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, without bonds or other security being required, in addition to any other remedies at law or in equity.  In the event that a party institutes any suit or action under this Agreement, including for specific performance or injunctive relief pursuant to this Section 8(a), the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable attorneys’ fees and expenses.

(b)                                 Further Assurances.  Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(c)                                  Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(d)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(e)                                  Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts there from) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.  The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f)                                   Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated in whole or in part, by operation of Law, or otherwise, by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  Any purported assignment or delegation not permitted under this Section 8(f) shall be null and void and shall not relieve the assigning or delegating party of any obligation hereunder. Notwithstanding the foregoing, each of Liberty Broadband and Liberty Interactive shall be entitled to assign this Agreement and any of its rights and obligations hereunder to any of its subsidiaries, provided, that the applicable assignor shall nevertheless remain liable for its obligations under this Agreement notwithstanding any such transfer or assignment.

(g)                                  Descriptive Headings.  Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(h)                                 Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Mergers Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.  Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(i)                                     Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by overnight courier (providing proof of delivery) or by electronic mail (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail) to the parties at the following addresses:

If to Parent, New Charter or Merger Subsidiary One, to:

Charter Communications, Inc.
400 Atlantic Street
Stamford, CT 06901
Attention: Richard R. Dykhouse
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Steven A. Cohen, Esq.
Facsimile:	(212) 403-2000
Email:	SACohen@wlrk.com

If to Liberty Broadband, to:

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
Facsimile:
Email:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick H. McGrath, Esq.
Renee L. Wilm, Esq.
Facsimile:	(212) 259-2500
E-mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

If to Liberty Interactive, to:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
Facsimile:
Email:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick H. McGrath, Esq.
Renee L. Wilm, Esq.
Facsimile:	(212) 259-2500
E-mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

or such other address, facsimile number or electronic mail address as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(j)                                    Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k)                                 Amendments and Waivers.  Subject to Section 8(i) hereof, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(l)                                     No Implied Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(m)                             Interpretation.  When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(n)                                 Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

LIBERTY BROADBAND CORPORATION

By:	/s/ Richard N. Baer
	Name:	Richard N. Baer
	Title:	Senior Vice President

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Richard N. Baer
	Name:	Richard N. Baer
	Title:	Senior Vice President

CHARTER COMMUNICATIONS, INC.

By:	/s/ Richard R. Dykhouse
	Name:	Richard R. Dykhouse
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

CCH I, LLC

By:	/s/ Richard R. Dykhouse
	Name:	Richard R. Dykhouse
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

NINA CORPORATION I, INC.

By:	/s/ Richard R. Dykhouse
	Name:	Richard R. Dykhouse
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

List of Omitted Exhibits and Schedules

The following schedules to the Contribution Agreement, dated May 23, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Charter Communications, Inc., CCH I, LLC and Nina Corporation I, Inc. have not been provided herein:

Schedules

Schedule 3(a)
Schedule 3(b)-1
Schedule 3(b)-2
Schedule 4(a)

The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.